Exhibit 32.01

CERTIFICATION OF CHIEF EXECUTIVE OFFICER
PURSUANT TO
18 U.S.C SECTION 1350

The undersigned, Terrance H. Gregg, the President and Chief Executive Officer of DexCom, Inc. (the “Company”), pursuant to
18 U.S.C. §1350, hereby certifies that:

(i) the Quarterly Report on Form 10-Q for the period ended September 30, 2007 of the Company (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  October 30, 2007

/s/ Terrance H. Gregg
Terrance H. Gregg
President and Chief Executive Officer